                                                                    Exhibit 99.8


Contacts:      Peter Q. Repetti
               Chief Financial Officer
               301-984-5409

               Nate Wallace
               Manager, Investor Relations
               301-984-5059

FOR IMMEDIATE RELEASE

                          MANUGISTICS POSTS RECORD REVENUES,
                         COMPLETING OUTSTANDING YEAR WITH 113%
                                LICENSE REVENUE GROWTH

        Rockville, Md., March 26, 1998 -- Manugistics Group, Inc. (Nasdaq:
MANU), the world's most recognized name in supply chain management, today reported record quarterly revenues and pro forma earnings for the three months ended February 28, 1998, marking the largest quarter ever for any supply chain management vendor.

        Led by a 113% increase in supply chain software license revenues, which rose to $40.5 million from $19.0 million in the same quarter of the prior year, total revenues for the quarter increased 94% to $62.1 million from $32.0 million in the fourth quarter last year. Pro forma net income for the quarter, excluding the impact of a one-time charge for purchased research and development costs (R&D), increased 91% to $6.7 million, or $.25 per share, from $3.5 million, or $.15 per share, for the same period last year.

        "We are extremely pleased with the continued surge in demand for our products this quarter, both from new clients and from established clients that chose Manugistics for the second or third time," said William M. Gibson, chairman and CEO of Manugistics. "We have the largest market penetration in the supply chain management market with more than 600 licensed clients. This demand proves that our clients are realizing the value of synchronized supply chain management solutions."

MANUGISTICS POSTS RECORD REVENUES...                      PAGE 2

        "During the year, we successfully executed an aggressive strategy to be the dominant supplier of supply chain management software for the consumer products industry, licensing our solutions to more than 110 clients in that market," Gibson continued. "At the same time, we delivered new functionality that has been rapidly adopted by our clients in discrete manufacturing industries. In addition, the acquisition of ProMIRA Software Inc. further enhances our solutions for these industries."

        In the fourth quarter, Manugistics continued to expand its comprehensive, end-to-end supply chain management solutions by acquiring ProMIRA Software, Inc., the leading provider of supply chain planning tools for manufacturers of complex products. This acquisition combines Manugistics' strengths in demand planning, complex distribution, constraint-based supply chain optimization, and manufacturing scheduling with ProMIRA's optimized material and capacity planning and real-time order promising capabilities for complex products in industries such as high technology, electronics, and motor vehicles and parts. In connection with this acquisition, the Company incurred a one-time charge for the write-off of purchased R&D costs of $47.3 million. (Including the effects of this non-recurring charge, the Company had a net loss of $22.0 million, or $(.90) per share for the fourth quarter compared to net income of $3.5 million, or $.15 per share for the same quarter last fiscal year.)

        For the fiscal year ended February 28, 1998, total revenues increased 85% to $175.7 million from $95.1 million last year. Supply chain management license revenues increased 112% to $102.3 million from $48.2 million last year. Pro forma net income for the year increased 93% to $15.4 million from pro forma net income for last year of $8.0 million, excluding the effects of write-offs of in-process R&D from the acquisitions of ProMIRA in fiscal year 1998 and Avyx, Inc. in fiscal year 1997. (Including the effects of these non-recurring charges, the

MANUGISTICS POSTS RECORD REVENUES...                      PAGE 3

Company had a net loss of $13.3 million, or $(.57) per share for fiscal year 1998, compared to net income of $4.3 million, or $.19 per share for fiscal 1997.)

         "We attribute our success this year to one thing - our ability to deliver," Gibson continued. "We deliver breakthrough value to our clients by helping them rapidly implement our solutions so they can realize substantial returns quickly. We continue to deliver more new, innovative products than any other supply chain vendor. We deliver on our commitment to partner with companies providing complementary applications to further extend our supply chain offering. And, we delivered value to our shareholders through another record year of revenue and earnings growth."

        All income per share amounts represent diluted income per share as defined within Statements of Financial Accounting Standards No. 128.

COMPANY HIGHLIGHTS

Significant highlights of Manugistics' year include:

Industry-Specific Solutions

        Several releases of Manugistics5, which contained robust industry-specific functionality, were shipped during the year. With best-in-class point-of-sale data integration, Manugistics continued its market leadership in the consumer products industries by incorporating current consumer data into Manugistics5 to create more precise forecasting, event planning, manufacturing, and distribution strategies.

        Manugistics expanded its solution for discrete manufacturing by delivering new releases of Manugistics5 with industry-specific features. In addition, with the acquisition of ProMIRA Software, Inc., Manugistics obtained new functionality for optimized material planning and supplier collaboration which complements

MANUGISTICS POSTS RECORD REVENUES...                      PAGE 4

existing solutions and bolsters Manugistics' offering in industries such as high technology, electronics, and motor vehicles and parts.

        In addition, Manugistics introduced Manugistics NetWORKS(TM), an Internet-based solution that gives companies the ability to collaborate on supply chain decision-making. By enabling collaboration and communication among manufacturers, retailers, distributors, suppliers, and third-party providers, NetWORKS ties multiple industries together into an extended supply chain.

Global Expansion

        Revenues generated from outside of North America increased during the year and represented 38 percent of total revenues in the last quarter. During fiscal year 1998, Manugistics opened offices in eight countries around the world, Australia, Belgium, Brazil, Ireland, Japan, The Netherlands, New Zealand, and Singapore, significantly enhancing its global presence. In addition, Manugistics introduced the first Japanese version of Manugistics5 with a Kanji interface and Yen conversions.

Market Expertise

        Manugistics demonstrated its market-leading vision and expertise with the introduction of Manugistics Supply Chain Compass(TM), an innovative business analysis model that guides companies through the process of identifying the appropriate supply chain management organizational and technical strategies to help them achieve and maintain a competitive advantage and breakthrough results. Manugistics also added significant expertise in manufacturing with the acquisition of Synchronized Manufacturing Group, leading consultants on constraint-based planning and manufacturing scheduling.

        In recognition of his leadership, vision and expertise, Manugistics Chairman and CEO, William M. Gibson, was awarded Entrepreneur of the Year honors from both Ernst & Young and KPMG Peat Marwick.

MANUGISTICS POSTS RECORD REVENUES...                      PAGE 5

Partnerships

        As part of its strategy to extend the supply chain through integration with complementary applications, Manugistics signed sales and marketing agreements with enterprise resource planning vendors, Baan and Marcam, continued its relationships with Oracle and SAP, and announced an investment in CrossWorlds, which is developing open application integration technology. Manugistics continued to strengthen and expand its alliances with world-class consulting partners such as Andersen Consulting, Ernst & Young, and Price Waterhouse, and developed important new strategic alliance relationships with additional market leaders such as Coopers & Lybrand, CSC, Deloitte & Touche, KPMG Peat Marwick, Kurt Salmon Associates, and IBM Consulting.

        Manugistics is the world's most recognized name in supply chain management. Used by over 600 companies around the world, Manugistics' synchronized supply chain managementTM solution assists managers in making the right decisions involving product demand, supply, manufacturing scheduling, and transportation. Through its advanced technology and an aggressive partnership strategy, Manugistics provides a single view of the supply chain that connects decision makers not only across an enterprise, but also among enterprises.

FORWARD LOOKING STATEMENTS

        This press release contains forward looking statements that are subject to risks and uncertainties. There are several important factors that could affect the Company's performance. Demand for the Company's supply chain management software products and the Company's quarterly operating results could be affected by business conditions or the general economy in domestic and international markets, the timely availability and acceptance of the Company's products, technological change, the response of prospective customers to announced or commercially available products or pricing or competitors' acquisitions or marketing relationships, or the Company's ability to

MANUGISTICS POSTS RECORD REVENUES...                      PAGE 6

integrate acquired operations and technologies rapidly and effectively. The Company's expense levels are based largely on its expectations of further revenues, and if revenues were to be below expectations, the Company's operating results could be affected. The timing of releases of the Company's software products can be affected by client needs, marketplace demands, technological advances, and competitors' activities. The expansion of the Company's operations into foreign markets, including the Asia/Pacific and South America regions, might be affected by general economic conditions in foreign countries, difficulties in staffing and managing international operations, changes in foreign currency exchange rates, and political and economic instability. For further information, please refer to the Company's S-3 Registration Statements or other reports filed with the Securities and Exchange Commission which are publicly available, copies of which may also be obtained by contacting the Company's Investor Relations department at 301-984-5409. The company assumes no obligation to update the information contained in this press release.

                                       (more)

Manugistics and the Manugistics logo are registered trademarks and Synchronized Supply Chain Management, Manugistics NetWORKS, and Supply Chain Compass are trademarks of Manugistics, Inc.

Additional information about Manugistics can be found at the company's site on the World Wide Web, at http://www.manugistics.com

MANUGISTICS POSTS RECORD REVENUES...                             PAGE 7

                       MANUGISTICS GROUP, INC. AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED BALANCE SHEETS
                                    (IN THOUSANDS)

                                                     February 28,         February 28,
                                                         1998                 1997
                                                   ----------------     ----------------

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                         $      19,695        $       8,543
   Marketable securities                                    62,246               13,631
   Accounts receivable - net                                58,217               37,093
   Other current assets                                      4,883                2,275
                                                   ----------------     ----------------
           Total current assets                            145,041               61,542

PROPERTY AND EQUIPMENT - NET                                20,909               10,355

NONCURRENT ASSETS:
   Software development costs - net                         22,100                9,932
   Intangibles and other assets - net                       16,010                2,494
   Deferred tax asset                                       17,923                    -
                                                   ----------------     ----------------
TOTAL                                                $     221,983        $      84,323
                                                   ================     ================


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                  $       8,830        $       4,244
   Accrued expenses                                         22,335                9,574
   Deferred revenue                                         17,974               13,808
   Income taxes payable and other liabilities                  891                1,417
                                                   ----------------     ----------------
          Total current liabilities                         50,030               29,043

LONG-TERM LIABILITIES                                          392                  220

DEFERRED INCOME TAXES                                            -                1,467

STOCKHOLDERS' EQUITY                                       171,561               53,593
                                                   ----------------     ----------------
TOTAL                                                $     221,983        $      84,323
                                                   ================     ================

                                        (more)

MANUGISTICS POSTS RECORD REVENUES...                              PAGE 8

                       MANUGISTICS GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                         (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 Three Months Ended               Twelve Months Ended
                                                    February 28,                     February 28,
                                       -----------------------------------    --------------------------
                                                    (unaudited)
                                               1998             1997            1998             1997
                                       -----------------   ---------------   -----------    ------------
REVENUES:
   Software products                         $   41,099       $   19,726     $  105,018       $   51,186
   Consulting, maintenance
       and other services                        20,975           12,270         70,648           43,944
                                           -------------    -------------    -----------    -------------
     Total revenues                              62,074           31,996        175,666           95,130
                                           -------------    -------------    -----------    -------------

OPERATING EXPENSES:
   Cost of software sold                          3,314            1,580         11,031            4,940
   Cost of consulting, maintenance
      and other services                         10,136            5,524         32,652           19,101
   Sales and marketing                           23,192           11,252         64,194           32,909
   Product development                           10,995            5,394         31,665           17,380
   General and administrative                     4,536            2,904         13,959            8,817
   Purchased research and development            47,340                -         47,340            3,697
                                           -------------    -------------    -----------    -------------
     Total operating expenses                    99,513           26,654        200,841           86,844
                                           -------------    -------------    -----------    -------------

(LOSS) INCOME FROM OPERATIONS                  (37,439)            5,342       (25,175)            8,286

OTHER INCOME-NET                                    975              278          2,828            1,016
                                           -------------    -------------    -----------    -------------

NET (LOSS) INCOME BEFORE INCOME TAXES          (36,464)            5,620       (22,347)            9,302

(BENEFIT) PROVISION FOR INCOME TAXES           (14,499)            2,094        (9,064)            4,960
                                           -------------    -------------    -----------    -------------

NET (LOSS) INCOME                            $ (21,965)       $    3,526     $ (13,283)       $    4,342
                                           ============     =============    ===========    =============


NET (LOSS) INCOME PER SHARE-BASIC            $   (0.90)       $     0.16     $   (0.57)       $     0.20
                                           =============    =============    ===========     ============

NET (LOSS) INCOME PER SHARE-DILUTED          $   (0.90)       $     0.15     $   (0.57)       $     0.19
                                           =============    =============    ===========     ============

WEIGHTED AVERAGE COMMON
SHARES AND EQUIVALENT SHARES
OUTSTANDING

    BASIC                                        24,300           21,633         23,151           21,324
    DILUTED                                      24,300           23,350         23,151           22,826


The above represents the actual results of operations reported in the Company's Condensed Statements of Income to be filed in Form 10-K for the years ended February 28, 1998 and 1997. The Company acquired ProMIRA Software Inc. in the quarter ended February 28, 1998 and Avyx, Inc. in the quarter ended May 31, 1996. The purchased research and development costs represent the value of in-process research and development which had not yet reached technological feasibility and had no alternative future use and, as such, was charged to operations.
                                        (more)

MANUGISTICS POSTS RECORD REVENUES...                             PAGE 9

                       MANUGISTICS GROUP, INC. AND SUBSIDIARIES
         PRO FORMA COMPARATIVE STATEMENTS OF INCOME (EXCLUDING PURCHASED R&D)
                                      (UNAUDITED)
                         (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          Three Months Ended                 Twelve Months Ended
                                             February 28,                       February 28,
                                   ---------------------------------  ---------------------------------
                                         1998             1997              1998             1997
                                   ----------------- ---------------  ---------------- ----------------
REVENUES:
   Software products                 $       41,099    $     19,726     $     105,018   $       51,186
   Consulting, maintenance
       and other services                    20,975          12,270            70,648           43,944
                                   ----------------- ---------------  ---------------- ----------------
     Total revenues                          62,074          31,996           175,666           95,130
                                   ----------------- ---------------  ---------------- ----------------

OPERATING EXPENSES:
   Cost of software sold                      3,314           1,580            11,031            4,940
   Cost of consulting, maintenance
      and other services                     10,136           5,524            32,652           19,101
   Sales and marketing                       23,192          11,252            64,194           32,909
   Product development                       10,995           5,394            31,665           17,380
   General and administrative                 4,536           2,904            13,959            8,817
                                   ----------------- ---------------  ---------------- ----------------
     Total operating expenses                52,173          26,654           153,501           83,147
                                   ----------------- ---------------  ---------------- ----------------

INCOME FROM OPERATIONS                        9,901           5,342            22,165           11,983

OTHER INCOME-NET                                975             278             2,828            1,016
                                   ----------------- ---------------  ---------------- ----------------

NET INCOME BEFORE INCOME TAXES               10,876           5,620            24,993           12,999

PROVISION FOR INCOME TAXES                    4,187           2,094             9,623            4,960
                                   ----------------- ---------------  ---------------- ----------------

NET INCOME                           $        6,689    $     3,526     $       15,370   $        8,039
                                   ================= ===============  ================ ================


NET INCOME PER SHARE-BASIC           $         0.28     $      0.16     $        0.66   $         0.38
                                   ================= ===============  ================ ================

NET INCOME PER SHARE-DILUTED         $         0.25     $      0.15     $        0.59   $         0.35
                                   ================= ===============  ================ ================

WEIGHTED AVERAGE COMMON
SHARES AND EQUIVALENT SHARES
OUTSTANDING
    BASIC                                    24,300          21,633            23,151           21,324
    DILUTED                                  27,009          23,350            25,972           22,826


These pro forma statements of income reflect the operating results of the Company, excluding the impact of one-time charges of $47,340 for the three and twelve months ended February 28, 1998 and $3,697 for the twelve months ended February 28, 1997 for purchased research and development costs.

                                        # # #